EXHIBIT 10.1

FIRST AMENDMENT OF THE NEW JERSEY RESOURCES CORPORATION
OFFICERS’ DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT (“First Amendment”) is made and entered into this 4th of November, 2025, by New Jersey Resources Corporation (the "Company"), to be effective as of such date. Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to such terms in the New Jersey Resources Corporation Officers’ Deferred Compensation Plan (the "Plan").
WHEREAS, the Company previously established the Plan to provide certain members of a select group of management or highly compensated employees of the Company and its Affiliates a means to defer receipt of specified portions of their compensation and to have such deferred amounts treated as if invested in specified investment vehicles in order to enhance the competitiveness of the Company's executive compensation programs and, therefore, its ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company; and
WHEREAS, the Company now desires to amend the Plan, effective as of the date set forth above, to set forth the procedures under the Plan to govern claims for benefits by Participants and Beneficiaries filed on and after the date set forth above.
NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date set forth above, with respect to claims for benefits filed by Participants and Beneficiaries on and after such date, as follows:
1.Section 12 of the Plan is hereby amended by adding the following to the end thereof:
“(m)    Claims Procedures. A Participant or Beneficiary (a “claimant”) may make a claim for benefits under the Plan by filing a written request with the Administrator that is specifically identified as a claim. The procedures for filing a claim for benefits under the Plan, or an appeal of a denial of a claim for benefits under the Plan, are set forth in Exhibit A attached to the end of the Plan.”
2.The Plan is hereby amended by adding the following Claims Procedures as Exhibit A to the Plan:
“Exhibit A
Claims Procedures Under the New Jersey Resources Corporation
Officers’ Deferred Compensation Plan

Filing a Claim. A Participant or Beneficiary (a “claimant”) may make a claim under the Plan by filing a written request with the Administrator that is specifically identified as a claim. A claimant who disputes the amount of his entitlement to Plan benefits must file the claim in writing within one year after the event that the claimant is asserting constitutes an entitlement to such Plan benefits or, if later, within one (1) year after the date benefit payments were to commence. No legal action related to the Plan can be commenced until the claims and appeals procedures provided hereunder have been exhausted. In any such legal action, claimants shall not raise any new claims that were not exhausted through the Plan’s claims and appeals procedures.
Initial Claim Review. The Administrator (or its delegate) shall review the claim when filed and advise the claimant as to whether the claim is approved or denied. If the claim is wholly or partially denied, the Administrator (or its delegate) shall furnish a written or electronic denial within a reasonable period of time after receipt of the filed claim. Notwithstanding the foregoing, any written or electronic denial (other than a denial of benefits based on a determination of Disability, where Disability is determined other than through the Company’s long-term disability plan or the Social Security Administration (a “Disability claim”)) shall be furnished within 90 days after receipt of the filed claim unless special circumstances require an extension of time for processing the claim. If the Administrator (or its delegate) determines that special circumstances require an extension of time for processing a claim (other than a Disability claim), written or electronic notice of the extension shall be furnished to the claimant prior to the expiration of the initial 90-day period, which shall indicate the special circumstances requiring an extension of time and the date by which the Administrator (or its delegate) expects to render a decision. In such case, the Administrator (or its delegate) shall furnish the written or electronic denial within 180 days after receipt of the filed claim.
Any written or electronic denial of a Disability claim shall be furnished within a reasonable period of time, but no later than 45 days after receipt of the claim. This 45-day period may be extended up to 30 days if the Administrator (or its delegate) determines that such an extension is necessary due to matters beyond the control of the Plan, and the claimant is notified prior to the expiration of the initial 45-day period of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Administrator (or its delegate) determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator (or its delegate) notifies the claimant prior to the expiration of the first 30-day extension period of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension with respect to a Disability claim, the notice of extension also shall specifically explain the standards on which entitlement to a benefit upon Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information, if any.
Denial of Claim. If a claim under the Plan is denied in whole or in part, the claimant shall be provided a written or electronic notice of the denial. The written or electronic denial shall be in a manner calculated to be understood by the claimant (and in the case of a Disability claim, be provided in a culturally and linguistically appropriate manner, as described in 29 CFR § 2560.503-1(o)) and shall contain (i) the specific reason or reasons for denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to appeal the denial of the claim and the time limits applicable to the appeal procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an appeal denial.
In the event the initial claim denial pertains to a Disability claim, the notice also will set forth (i) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse determination, without regard to whether the advice was relied upon in making the determination, or a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration; (ii) if the adverse determination was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the adverse determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; (iii) either the specific internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination; or a statement that such rule, guideline, protocol, or other similar criterion does not exist; and (iv) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim.
Appeal of Initial Claim Denial. The claimant or the claimant’s authorized representative may appeal the denial of the claim. Any such appeal must be filed with the Administrator in writing within 60 days after the claimant receives written notice of denial of the claim (180 days in the case of a Disability claim). The appeal shall state the grounds on which such appeal is made and any issues or comments which the claimant deems pertinent to his or her appeal. The claimant may submit written comments, documents, records, and other information relating to his or her appeal. Upon request, and free of charge, the claimant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to his or her claim and appeal.
Appeal Review. The Administrator (or its delegate) shall conduct a full and fair review of the appeal that takes into account all comments, documents, records, and other information submitted by the claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial claim determination.
In the case of a Disability claim, the Administrator (or its delegate) shall (i) provide for a review that shall not afford deference to the initial claim determination and that shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial adverse claim determination, nor the subordinate of such individual and ensure that the health care professional is neither an individual who was consulted in connection with the initial claim determination, nor a subordinate of any such individual; (ii) in making its decision on review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; (iii) provide to the claimant or his or her authorized representative, either upon request in writing and free of charge or automatically, the identification of any medical or vocation experts who advised the Administrator (or its delegate) in connection with the initial claim determination, even if that advice was not relied upon in making the decision; (iv) before issuing an adverse determination on appeal review, provide the claimant, free of charge with any new or additional evidence considered, relied upon, or generated by the Plan or other person making the determination (or at the direction of the Plan or such other person) in connection with the claim as soon as possible and sufficiently in advance of the date on which the notice of adverse appeal determination is required to be provided under these claims procedures to give the claimant a reasonable opportunity to respond prior to that date; and (v) before issuing an adverse appeal determination based on a new or additional rationale, provide the claimant, free of charge, with the rationale as soon as possible and sufficiently in advance of the date on which the notice of adverse appeal determination is required to be provided under these claims procedures to give the claimant a reasonable opportunity to respond prior to that date.
Time for Decision. The Administrator (or its delegate) shall issue its decision within a reasonable period of time but not later than 60 days (45 days in the case of a Disability claim) of the receipt of the appeal unless there are special circumstances that require an extension of time for processing the appeal. If the Administrator (or its delegate) determines that an extension of time for processing is required, the Administrator (or its delegate) shall notify the claimant in writing prior to the termination of the initial 60-day period (or 45-day period, as applicable), indicating the special circumstances that require an extension of time and the date the Plan expects to render a determination on appeal. In no event shall such extension period exceed a period of 120 days (90 days in the case of a Disability claim) from the receipt of the claimant’s appeal.
Denial on Appeal Review. If the Administrator (or its delegate) denies the appeal, it shall notify the claimant or his duly authorized representative in writing or electronically, stating the reasons for the denial. The written or electronic denial shall be in a manner calculated to be understood by the claimant (and in the case of a Disability claim, be provided in a culturally and linguistically appropriate manner as described in 29 CFR § 2560.503-1(o)) and shall contain (i) the specific reason or reasons for denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim and appeal; and (iv) a statement of the claimant’s right to bring action under ERISA Section 502(a) following the adverse appeal determination.
In the event the adverse appeal determination pertains to a Disability claim, the notice also will set forth (i) a description of any contractual limitations period that applies to the claimant’s right to bring a civil action under ERISA Section 502(a), including the calendar date on which the contractual limitations period expires for the claim; (ii) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse determination, without regard to whether the advice was relied upon in making the determination, and a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration; (iii) either the specific internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination; or a statement that such rule, guideline, protocol, or other similar criterion do not exist; and (iv) if the adverse determination was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the adverse determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.
Final, Binding and Conclusive. The Administrator’s (or its delegate’s) decision upon appeal, or the Administrator’s (or its delegate’s) initial decision if no appeal is taken, shall be final, conclusive and binding on all parties.
General Guidelines. The following guidelines will apply to these claims review procedures:
Extension. The period of time within which a determination is required to be made shall begin at the time a claim (or appeal, as applicable) is filed in accordance with these procedures. In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim (or appeal, as applicable), the period for making the determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.
Authorized Person. An authorized person may act on behalf of a claimant, and the Administrator (or its delegate) may establish reasonable procedures to permit an authorized person to act on behalf of the claimant (and for determining whether a person has been authorized to act on behalf of a claimant).
Disability. In the case of a Disability claim, the Plan shall ensure that all claims and appeals for Disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. Accordingly, decisions regarding hiring, compensation, termination, promotion, or other similar matters with respect to any individual (such as claims adjudicator or medical or vocational expert) shall not be based upon the likelihood that the individual will support the denial of benefits.
Deemed Exhaustion. In the case of a Disability claim, if the Administrator (or its delegate) fails to strictly adhere to all the applicable requirements hereunder, the claimant is deemed to have exhausted the administrative remedies available under the Plan, except as provided in the paragraph below with respect to de minimis violations. If the claimant chooses to pursue remedies under Section 502(a) of ERISA under such circumstances, the claim or appeal is deemed denied on review without the exercise of discretion by an appropriate fiduciary.
Exceptions. The administrative remedies available under the Plan will not be deemed exhausted based on de minimis violations that do not cause, and are not likely to cause, prejudice or harm to the claimant, provided the Plan demonstrates that the violation was for good cause or due to matters beyond the control of the Plan and that the violation occurred in the context of an ongoing, good faith exchange of information between the Plan and the claimant. A violation shall not be de minimis if it is part of a pattern or practice of violations by the Plan. The claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within 10 days, including a specific description of its bases, if any, for asserting that the violation should not cause the available administrative remedies to be deemed exhausted. If a court rejects the claimant’s request for immediate review on the basis that the Plan met the standards for the de minimis exception the claim shall be considered as refiled on appeal upon the Plan’s receipt of the court’s decision. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.
Statute of Limitations. Any legal action related to the Plan must be brought within the earlier of one (1) year from the date of (a) the Administrator’s (or its delegate’s) denial of the appeal; or (b) the deemed exhaustion of the claim or appeal.
Venue for Legal Actions. Any legal action related to the Plan must be brought in the United States District Court for Monmouth County, New Jersey.”
3.Except as otherwise set forth in this First Amendment, the Plan shall remain in full force and effect pursuant to its terms as in effect prior to this First Amendment.
IN WITNESS WHEREOF, New Jersey Resources Corporation has caused this First Amendment to be executed this 4th day of November, 2025.

COMPANY:

New Jersey Resources Corporation

By: /s/ Lori DelGiudice
Lori DelGiudice
Senior Vice President, Human Resources
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